UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

 Exchange Act of 1934

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FOREST LABORATORIES, INC.

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FOREST LABORATORIES COMMENTS ON ICAHN DIRECTOR NOMINATIONS

NEW YORK, June 19, 2012 – Forest Laboratories, Inc. (NYSE: FRX) today announced that it has received notice from entities affiliated with Carl C. Icahn stating their intention to nominate four individuals to Forest’s ten-member Board of Directors for election at the Company’s 2012 Annual Meeting.  Mr. Icahn’s prior filing on May 30th named only Eric J. Ende as a nominee.  The additional nominees in the amended filing are: Andrew J. Fromkin, Pierre Legault and Daniel A. Ninivaggi.

In a statement, the Company said: “As we noted on May 30th, the Nominating and Governance Committee of the Board will evaluate Mr. Icahn’s nominees.  We have a strong and independent Board, including three new independent directors elected last year, who are committed to acting in the best interests of all of Forest’s shareholders.  We believe Forest is very well positioned to build on its longstanding track record of successful value creation.”

Forest also received a request from Mr. Icahn seeking to inspect certain books and records of the Company.  While the Company believes the characterizations in Mr. Icahn’s demand are generally unsupported and inaccurate, it will evaluate the merits of the demand and determine in due course what documents, if any, Mr. Icahn is entitled to under Delaware Law.

About Forest Laboratories

Forest Laboratories' (NYSE: FRX) longstanding global partnerships and track record developing and marketing pharmaceutical products in the United States have yielded its well-established central nervous system and cardiovascular franchises and innovations in anti-infective, respiratory, gastrointestinal and pain management medicine. Forest’s pipeline, the most robust in its history, includes product candidates in all stages of development across a wide range of therapeutic areas. The Company is headquartered in New York, NY. To learn more, visit www.FRX.com.

Forward-Looking Information

Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Important Additional Information

Forest Laboratories, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting.  Forest Laboratories intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Forest shareholders.  FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company's website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2012 Annual Meeting.  Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012.  Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

Investor Contact:
Frank J. Murdolo
Vice President - Investor Relations, Forest Laboratories, Inc.
1-212-224-6714
media.relations@frx.com

Media Contacts:

Sard Verbinnen & Co

Hugh Burns/Renee Soto/Lesley Bogdanow

1-212-687-8080

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